Exhibit 4.10

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of July 30, 2010, by and between MegaWest Energy Corp., a corporation continued under the Business Corporations Act (Alberta) (the “Company”), and the subscribers identified on Schedule 1 hereto (the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, (i) $2,500,000 of principal amount (“Principal Amount”) secured promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s Common Stock, no par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”); and (ii) Series C share purchase warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of the Company’s Common Stock (the “Warrant Shares”) (the “Offering”); and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby (“Purchase Price”) shall be held in escrow by Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           Closing.   The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.  The Closing will not occur unless contemporaneously therewith the holders of the Company’s Series A Preferred Stock shall have exchanged not less than 50% of such stock outstanding on the Closing Date (the “Exchange”) pursuant to the terms of an Exchange Agreement, a form of which is annexed hereto as Exhibit D.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Subscribers shall purchase and the Company shall sell to Subscribers the Notes and Warrants as described in Section 2 of this Agreement.

2.           Notes and Warrants.

(a)           Notes.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase from the Company, and the Company shall sell  to each such Subscriber a Note in the Principal Amount set forth on Schedule 1 hereto for each such Subscriber’s Purchase Price indicated thereon.

(b)           Warrants.  On the Closing Date, the Company will issue and deliver the Warrants to the Subscribers.  Warrants to purchase twenty Warrant Shares will be issued for each one dollar of Purchase Price as set forth on Schedule 1.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.05, subject to adjustment as described in the Warrants.  The Warrants shall be exercisable until three years after the Closing Date.

(c)           Payment and Allocation of Purchase Price.   In consideration of the issuance of the Notes and Warrants on the Closing Date, each Subscriber will pay to or for the benefit of the Company such Subscriber’s Purchase Price set forth on the signature pages hereto.  The Purchase Price will be allocated among the components of the Notes and Warrants so that each component of same will be fully paid and non-assessable.

3.           Security Interest.   The Subscribers will be granted senior security interests in assets of the Company and in assets of the Subsidiaries [as defined in Section 5(a)] as set forth on Schedule 3, which security interest will be memorialized in Deeds of Trust and other agreements and documents described on Schedule 3 (“Security Interest Documents”).  The priority of such security interests is set forth on Schedule 3.  The Subsidiaries of the Company will guaranty the obligations of the Company under the Transaction Documents [as defined in Section 5(c)].  Such guaranties will be memorialized in a “Subsidiary Guaranty”, the form of which is annexed hereto as Exhibit E.   The Company and Subsidiaries will execute such other agreements, documents and financing statements reasonably requested by the Subscribers, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers.  Subsequent to the Closing, the Company and Subsidiaries will also execute all such documents reasonably necessary in the opinion of the Subscribers to memorialize and further protect the security interest described herein which will be prepared and filed at the Company’s expense with the jurisdictions, states and filing offices designated by the Subscribers.

                          4.           Subscriber Representations and Warranties.  Each of the Subscribers hereby represents and warrants to and agrees with the Company with respect only to such Subscriber that:

(a)           Organization and Standing of the Subscriber.  If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents [as defined in Section 5(a)] and to purchase the Securities.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Subscriber and the consummation by Subscriber of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Subscriber or its Board of Directors or stockholders, if applicable, is required.  This Agreement and the other Transaction Documents have been or will be duly authorized and executed and when delivered by Subscriber will constitute valid and binding obligations of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber).  Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Information on Company.   Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 20-F filed on September 25, 2009 for the Company’s fiscal year ended April 30, 2009, and to the Company's other filings made with the Commission which are available at the Edgar Website (hereinafter referred to collectively as the "Reports").  In addition, Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the "Other Written Information"), and considered all factors Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)           Information on Subscriber.   Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on Schedule I hereto regarding Subscriber is accurate.  The Subscriber agrees to provide the Company with such information reasonably required from time to time for the Company to comply with the Company’s regulatory filing requirements.

(f)           Purchase of Notes  and Warrants.  On the Closing Date, Subscriber will purchase a Note and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Compliance with Securities Act.   Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  Subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities. The immediately preceding sentence does not affect, mitigate or impair any of the Subscriber’s representations, warranties and agreements of this Section 4.

(h)           Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(i)           Notes and Warrants Legend.  The Notes and Warrants shall bear the following legend:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR-EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(j)           Communication of Offer.  The offer to sell the Securities was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           Restricted Securities.   Subscriber understands that the Securities have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)           No Governmental Review.  Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)           Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(n)           Canada Resale Restriction.   Each Subscriber acknowledges that the Securities are subject to resale restrictions in Canada and may not be traded in Canada except as permitted by the Securities Act (Alberta) and the rules made thereunder (“Canada Resale Restriction”).  In particular, pursuant to Multilateral Instrument 45-102, as adopted by the Alberta Securities Commission, a subsequent trade in any of the Securities will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation, unless certain conditions are met, including the following:

(i)           at least four months (the "Canadian Hold Period") shall have elapsed from the date on which the Notes or Warrants were issued to the Subscribers;

(ii)           during the currency of the Canadian Hold Period, any certificate representing the Securities is imprinted with a legend (the "Canadian Legend") stating:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE."

(iii)           the trade is not a control distribution (as defined in Multilateral Instrument 45-102);

(iv)           no unusual effort is made to prepare the market or to create a demand for the Underlying Shares that are the subject of the trade;

(v)           no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(vi)           if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation.

By executing and delivering this Agreement, each Subscriber will have directed the Company not to include the Canadian Legend on any certificates representing the Securities to be issued to such Subscriber.  As a consequence, the Subscriber will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Securities during or after the Canadian Hold Period in Canada will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

(o)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Company Representations and Warranties.  Except as set forth in the Schedules, the Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s all other ownership interests therein are set forth on Schedule 5(a).  The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a).  No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.  The Company further represents that neither the Company nor the Subsidiaries have been known by any other names for the five years preceding the date of this Agreement, except as set forth on Schedule 5(a).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Notes, Warrants, Subsidiary Guaranty, the Escrow Agreement, the agreements set forth on Schedule 3, the Exchange Agreement and the agreements required to be entered into by the Company and Subsidiaries in connection with the Exchange, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and Subsidiaries, as the case may be, and are valid and binding agreements of the Company and Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company and Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock or equity.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of Subscribers as described herein; or

(iii)           result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)           result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the dates of issuance of the Notes and Warrants, the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, the Securities will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv)           will not subject the holders thereof to personal liability by reason of being such holders; and

(v)           assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)           Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since April 30, 2009, and except as disclosed in the Reports or modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)           Solvency.  Based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)           Defaults/Compliance.  The Company is not in violation of its Articles or bylaws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, law, rule or regulation (including but not limited to those relating to the environment) of any governmental authority which violation would have a Material Adverse Effect. The Company is not subject to any requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder applicable to the Company in effect as of the date of this Agreement.

(m)           No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s business since April 30, 2009 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)           No Undisclosed Events or Circumstances.  Since April 30, 2009, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Banking.  Schedule 5(q) contains a list of all financial institutions at which the Company and Subsidiaries maintain deposit, checking and other accounts. The list includes the accurate addresses and telephone numbers of such financial institutions and account numbers of such accounts.

(r)           Dilution.   The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(s)           No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.  The Company’s regularly engaged auditors and contact information are set forth on Schedule 5(s).

(t)           Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(v)           Reporting Company/Shell Company.  The Company is a publicly-held foreign private issuer subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  The Company is not a “shell company” but is a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(w)           Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol MGWSF.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation and (ii) the Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

(x)           DTC Status.   The Company’s transfer agent is a participant in the Depository Trust Company Automated Securities Transfer Program (the “Program”).  The Company’s Common Stock is eligible for transfer pursuant to the Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(x) hereto.

(y)           Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (o), (p), (q), (s), (t) and (u) of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings and obligations to act or refrain from certain actions described in Section 9 shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.

(z)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(AA)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.           Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.  A form of the legal opinion is annexed hereto as Exhibit F.  The Company will provide, at the Company's expense, to the Subscribers, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Notes, Warrants, Conversion Shares and Warrant Shares pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

7.1.           Conversion of Notes.

(a)           Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h).  If and when a Subscriber sells the Conversion Shares, except for sales subject to the Canada Resale Restriction, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Subscriber or its agent confirms in writing to the transfer agent that Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely if such sale is intended to be made in conformity with Rule 144(b)(1)(i) of the 1933 Act, provided that Subscriber delivers reasonably requested representations in support of such opinion.

(b)           Each Subscriber will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by telecopying or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement.  Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is faxed to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within five (5) business days after the Conversion Date (such fifth day being the "Delivery Date").  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber.   A Note representing the balance of the Note not so converted will be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company.

(c)           The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof later than the Delivery Date could result in economic loss to the Subscribers.  As compensation to Subscribers for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to each applicable Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscribers, in the event that the Company fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

7.2.           Mandatory Redemption at Subscriber’s Election.  In the event (i) the Company is prohibited from issuing Conversion Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note, this Agreement or any other Transaction Document), that continues for more than thirty (30) business days, (iii) a Change in Control (as defined below) occurs, or (iv) upon the liquidation, dissolution or winding up of the Company or any material Subsidiary where the assets and liabilities end up with a third party other than the Company or another subsidiary, then at the Subscriber's election, the Company must pay to each Subscriber not later than ten (10) business days after request by such Subscriber, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Subscriber by 120%, plus accrued but unpaid interest and any other amounts due under the Transaction Documents ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by each Subscriber on the same date as the Conversion Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding.  The Subscriber may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received.  Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by such Subscriber shall be credited against the Mandatory Redemption Payment provided the balance of the Mandatory Redemption Payment is timely paid.  For purposes of this Section 7.2, “Change in Control” shall mean (i) the Company  becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another Canadian or U.S. jurisdiction), (ii) the sale, lease or transfer of substantially all the assets of the Company or its material Subsidiaries, except for such sale, lease or transfer to a Subsidiary which has provided a Subsidiary Guaranty to Subscribers, or (iii) a majority of the members of the Company’s board of directors as of the Closing Date no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet appropriate stock exchange requirements, unless prior written consent of the Subscribers had been obtained by the Company.  The foregoing notwithstanding, Subscriber may demand from the Company the amount stated above or any other greater amount which Subscriber is entitled to receive or demand pursuant to the Transaction Documents.

           7.3.           Maximum Conversion.  A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%.  The Subscriber shall have the authority to determine whether the restriction contained in this Section 7.3 will limit any conversion of a Note and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company.  Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7.4.           Injunction Posting of Bond.  In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that Subscriber or any one associated or affiliated with Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Subscriber, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of Subscriber equal to the greater of (i) 125% of the outstanding principal and accrued but unpaid interest of the Note, and the aggregate purchase price of the Conversion Shares which are sought to be subject to the injunction, or (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Conversion Shares issuable upon conversion of the Note, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.

7.5.           Buy-In.   In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date Subscriber or a broker on Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Subscriber of the Common Stock which Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay to Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay Subscriber $1,000 plus interest. Subscriber shall provide the Company written notice and evidence indicating the amounts payable to Subscriber in respect of the Buy-In.

7.6.           Redemption.    The Note shall not be redeemable or callable by the Company, except as described in the Note.

8.             Fees.

(a)           Broker’s Commission.  The Company on the one hand, and each Subscriber (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company represents that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Offering except as described on Schedule 8.  The Company agrees that it is solely responsible for payment of the compensation set forth on Schedule 8.  Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber.  The liability of the Company and each Subscriber’s liability hereunder is several and not joint.  The Company represents that to the best of its knowledge there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering.

(b)           Subscriber’s Legal Fees.   The Company shall pay to Grushko & Mittman, P.C., a cash fee of $85,000 (“Legal Fees”) as reimbursement for services rendered in connection with the transactions described in the Transaction Documents. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.  Grushko & Mittman, P.C. will be reimbursed at Closing by the Company for all lien searches, filing fees, and reasonable printing and shipping costs for the closing statements to be delivered to Subscribers.

9.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 9(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and only if at least two business days prior notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon such national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes and Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 9(n), the Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is the Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) none of the Notes and Warrants are outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, and (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Subscribers promptly after such filing.

(e)           Use of Proceeds.   The proceeds of the Offering will be substantially employed by the Company for general working capital.  The Company’s monthly budget for the use of the proceeds of the Offering is annexed hereto on Schedule 9(e).  Offering proceeds which are not disbursed to the Company at Closing will be retained in escrow by the Escrow Agent pursuant to the Escrow Agreement.  The Company agrees that the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor redemption of outstanding notes or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.

(f)           Reservation.   Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Notes [including interest that would accrue thereon through the Maturity Date (as defined in the Notes)] and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”).   Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes.  Without waiving the foregoing requirement, if at any time Notes and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Note principal and interest at the conversion price in effect on every such date and 100% of the Warrant Shares issuable upon exercise of outstanding Warrants (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen business days after the first day the Company has reserved less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than three days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

(g)           DTC Program.  At all times that Notes or Warrants are outstanding or issuable, the Company will take such steps as are necessary for the Conversion Shares and Warrant Shares to be delivered electronically to a participant in the Depository Trust Company Automated Securities Transfer Program.

(h)           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)           Insurance.  From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(k)           Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l)           Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.  Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and Subsidiaries.

(m)           Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(n)           Confidentiality/Public Announcement.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 6-K, Form 20-F, Form 45-106F1 and a registration statement or statements which include the Securities for registration with the Commission or in correspondence with the Commission regarding same or in respect to a stock exchange listing, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by Subscribers or only to the extent required by law and then only upon not less than three days prior notice to Subscribers.  In any event and subject to the foregoing, the Company undertakes to file a Form 6-K describing the Offering not later than the fourth (4th) business day after the Closing Date.  Prior to the filing date of such Form 6-K, a draft in the final form will be provided to Subscribers for Subscribers’ review and approval.  In the Form 6-K, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing.  Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while Securities are held by Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within one business day after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 6-K.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted sufficient time to notify the Company that Subscribers elects not to receive such information.   In such case, the Company will not deliver such information to Subscribers.  In the absence of any such indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

           (o)           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 6-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide Subscribers or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Subscribers shall have agreed in writing to accept such information.  The Company understands and confirms that Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(p)           Negative Covenants.   So long as Notes or Warrants are outstanding, without the Consent of the Subscribers, the Company and its officers and directors will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for:  (A) the Excepted Issuances (as defined in Section 12(a) hereof), and (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property; and (g) the conversion of the working interest held by Mega Partners 1 LLC in the Marmaton River and Grassy Creek Projects to a gross overriding royalty interest (the “Working Interest Conversion”) (each of (a) through (g), a “Permitted Lien”);
(ii)           amend its Articles, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers;

(iii)           repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)           engage in any transactions with any officer, director, employee, consultant or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of such amounts actually incurred or described in the Company’s Form 20-F for the fiscal year ended April 30, 2009 (or in the case of newly engaged officers and directors; consistent with past practices) including those (i) for payment of salary, or fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company;

(v)           prepay or redeem any financing related debt or past due obligations or securities, or past due obligations (except with respect to vendor obligations, or any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of the Company’s businesses);

(vi)           sell a majority of any working interest in any of its material properties; or

(vii)           liquidate, merger, consolidate, nor sell a substantial amount of its assets with or to any other entity, except for a migratory merger with a wholly-owned subsidiary, result of which does not change the relative ownership or rights of the holders of the Securities and Common Stock.

(q)           Further Registration Statements.   Except for a registration statement filed with respect to employee stock options or stock-based employee compensation plans described on Schedule 9(q), or a registration statement filed on behalf of the Subscribers on terms and conditions acceptable to the Subscribers, which includes only the Conversion Shares and Warrant Shares and conversion shares issued and issuable to Subscribers in connection with the Exchange, the Company will not, without the Consent of the Subscribers, file with the Commission or with state or provincial regulatory authorities any registration statements (including Forms S-8) or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of securities registered therein or request the effectiveness of any such registration statement, until the date all of the Conversion Shares and Warrant Shares may be sold by the Subscribers pursuant to an effective registration statement or Rule 144b(1)(i), without regard to volume limitations.  The foregoing restriction will be reinstated during the pendency of an Event of Default as defined in the Certificate of Resolutions.

(r)           Offering Restrictions.   For so long as the Notes are outstanding, the Company will not enter into or exercise any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”).   For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  For so long as any Note is outstanding, except for the Excepted Issuances, the Company will not enter into an agreement to issue nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscribers.

(s)           Seniority.   Except for Permitted Liens, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any equity or assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such equity, assets or payment, nor issue or incur any debt not in the ordinary course of business.

(t)           Transactions With Insiders.  So long as the Notes or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  “Affiliate” for purposes of this Section 9(t) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls” for purposes of the Transaction Documents means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

(u)           Notice of Event of Default.  The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than ten (10) days after any of the Company’s officers or directors becomes aware of such Event of Default.

10.           Covenants of the Company Regarding Indemnification.

(a)           Indemnification.   The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)           Indemnification Procedures.   Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10(b) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10(b), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10(b) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                      11.           Unlegended Shares and 144 Sales.

(a)           Delivery of Unlegended Shares.  Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)           DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)           Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 105% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)           Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11 and the Company is required to deliver such Unlegended Shares pursuant to Section 11, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)           Buy-In.   In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(f)           144 Default.   At any time commencing six months after the Closing Date, in the event the Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates, or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because the Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to one percent (1%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default.  Liquidated Damages shall not be payable pursuant to this Section 11(f) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12.           (a)           Right of First Refusal.  Until one year following the Closing Date or until Notes are no longer outstanding, whichever occurs first, the Subscribers shall be given not less than ten (10) business days prior written notice of any proposed sale by the Company of its debt, common stock or other securities or equity linked debt obligations (“Other Offering”), except in connection with the Excepted Issuances (defined below).  If Subscribers elect to exercise their rights pursuant to this Section 12, the Subscribers shall have the right during the ten (10) business days following receipt of the notice to purchase in the aggregate up to all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale relative to each other in proportion to the amount of Notes to be issued to them on the Closing Date and the debentures issued in the Exchange (“Debentures”).  In the event such terms and conditions are modified during the notice period, Subscribers shall be given prompt notice of such modification and shall have the right during the ten (10) business days following the notice of modification to exercise such right.  Commencing one year after the Closing Date, and while Notes or Debentures remain outstanding, each Subscriber and holder of a Debenture is granted the foregoing right to participate in an Other Offering, up to a portion of such Other Offering equal to the gross amount of such Other Offering multiplied by a fraction the numerator of which is the total Note principal held by such Subscriber on the date notice is required to be given and the denominator of which is the total amount of Note principal and Debenture principal outstanding on such date.  “Excepted Issuances” shall mean: (i) full or partial consideration in connection with a strategic synergistic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Subscribers, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Subscribers, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) as such plans are constituted on the Closing Date, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms in effect on the Closing Date and described on Schedule 5(d), and (v) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement.  To the extent less than all of the rights granted pursuant to this Section 12(a) are exercised by holders of Notes or Debentures, then the holders of Notes and Debentures who do exercise their rights hereunder are granted the further right to exercise such unexercised rights pro rata until the maximum amount of rights granted to all of the Note holders and Debenture holders are exercised.

(b)           Favored Nations Provision.  Other than in connection with the Excepted Issuances, if at any time the Notes or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, or if less than the Warrant exercise price in effect at such time, without the consent of the Subscribers, then the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price.  The average Conversion Price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance.  The rights of Subscribers set forth in this Section 12 are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, Warrants, any other Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

(c)           Maximum Exercise of Rights.   In the event the exercise of the rights described in Section 12(a) and Section 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then upon payment, if any such payment is required, the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement and such Subscriber notifies the Company accordingly.

13.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: MegaWest Energy Corp., Suite 800, 926 5th Avenue SW, Calgary, Alberta, T2P 0N7, Attn: Kelly D. Kerr, Chief Financial Officer, facsimile: (403) 984-6343, with a copy to:  Macleod Dixon LLP, Suite 3700 400 3rd Ave. S.W., Calgary, AB, T2P 4H2, Attention: D. Richard Skeith, facsimile: (403) 264-5974, and (ii) if to the Subscribers, to: the addresses and fax numbers indicated on Schedule I hereto, with an additional copy by fax only to: Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

 (b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, the Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.  In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.  The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 13(g).

(h)           Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Consent.   As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of not less than a majority of the outstanding Principal Amount of Notes on the date consent is requested, which must include Iroquois Capital Opportunity Fund, LP for so long as Iroquois Capital Opportunity Fund, LP holds not less than $100,000 of Note principal (such Subscribers being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m)           Maximum Liability.   In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

(n)           Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o)           Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)           Adjustments.   The Conversion Price, Warrant exercise price and amount of Conversion Shares and Warrant Shares shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

(q)           Currency.   All references to money in the Transaction Document, unless otherwise stated, shall mean United States Dollars.

(r)           Waiver.  To the extent the Subscriber is a holder of any of the Company’s Series A Preferred Stock or warrants or other rights issued contemporaneously with such Series A Preferred Stock, then with respect only to the Offering, the Subscriber hereby waives Subscriber’s rights under Section 12(a) of the “Subscription Agreement” pursuant to which such Series A Preferred Stock was acquired, and releases the Company from the restrictions of Section 8(s) of such other “Subscription Agreement”.

[SIGNATURE PAGE FOLLOWS]

OMNIBUS INVESTOR SIGNATURE PAGE TO
MEGAWEST ENERGY CORP.
SUBSCRIPTION AGREEMENT

The undersigned, in its capacity as an Investor, hereby executes and delivers the Subscription Agreement to which this signature page is attached and agrees to be bound by the Subscription Agreement on the date set forth on the first page of the Subscription Agreement.  This counterpart signature page, together with all counterparts of the Subscription Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Subscription Agreement.

MEGAWEST ENERGY CORP. an Alberta corporation

By:___________________________________________________ Name: George T. Stapleton II Title: Chief Executive Officer

Dated: July 30, 2010
_______________________________________ [Print Name of Investor]	Purchase Price and Principal Amount of Note: $_____________________

___________________________________________ [Signature]	Series C Warrants: ______________________

Name: _____________________________________

Title: ______________________________________

Address:
_________________________________________

_________________________________________

_________________________________________

Fax No.: ______________________________________

Email: _______________________________________

Taxpayer ID# (if applicable): ______________________

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Escrow Agreement
Exhibit D	Form of Exchange Agreement
Exhibit E	Form of Guaranty
Exhibit F	Form of Legal Opinion
Schedule 1	List of Subscribers
Schedule 3	Security Interest Documents
Schedule 5(a)	Subsidiaries
Schedule 5(d)	Capitalization and Additional Issuances
Schedule 5(q)	Banking
Schedule 5(s)	Auditors
Schedule 5(x)	Transfer Agent
Schedule 9(e)	Use of Proceeds - Monthly Budget
Schedule 9(l)	Intellectual Property
Schedule 9(q)	Registrable Stock Options

EXHIBIT A TO SUBSCRIPTION AGREEMENT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $2,500,000	Issue Date: July 30, 2010

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, MEGAWEST ENERGY CORP., a corporation continued under the Business Corporations Act (Alberta) (hereinafter called “Borrower”), hereby promises to pay to the order of IROQUOIS CAPITAL OPPORTUNITY FUND LP, maintaining an address at 641 Lexington Avenue, 26th Floor, New York, NY 10022, without demand, the sum of Two Million Five hundred Thousand Dollars ($$2,500,000) (“Principal Amount”), with interest accruing thereon, on January 30, 2012 (the “Maturity Date”), if not sooner paid.

This Note has been entered into pursuant to the terms of a subscription agreement among the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible promissory notes (the “Other Notes”), dated of even date herewith (the “Subscription Agreement”) for up to an aggregate Principal Amount of $2,500,000.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate.   Cash interest payable on this Note shall accrue at the annual rate of eight percent (8%) from the Issue Date through the Maturity Date.  Interest payable by increasing the Principal Amount of this Note (“PIK Interest”) in lieu of paying cash interest, subject to the conditions stated below, shall accrue at the annual rate of twelve percent (12%).  Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing September 30, 2010, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.  Provided an Event of Default (as described in Article IV) or an event which with the passage of time or the giving of notice could become an Event of Default, has not occurred, then for interest accruing through one hundred and eighty days after the Issue Date, the Borrower may elect to pay accrued interest on this Note by delivery to Holder of an executed and completed Allonge, in the form annexed hereto as Exhibit A.  The Holder may elect, in Holder’s absolute discretion, to receive PIK Interest in lieu of cash interest for some or all periods commencing from and after 181 days after the Issue Date.  In such event the Holder must notify Borrower not later than fifteen days before a quarterly interest due date of such election and Borrower must deliver an executed and completed Allonge on the quarterly interest due date.  Failure to timely deliver an Allonge is an Event of Default.  Unless the Borrower elects to deliver an Allonge or the Holder elects to receive an Allonge as described above, interest will accrue at the cash rate of interest.

1.2           Payment Grace Period.  The Borrower shall not have any grace period to pay any monetary amounts due under this Note.  After the Maturity Date and during the pendency of an Event of Default, a default interest rate of fifteen percent (15%) per annum shall be in effect.

1.3           Conversion Privileges.  The Conversion Rights set forth in Article II shall remain in full force  and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.4           Pari Passu.   All payments made on this Note and the Other Notes and except as otherwise set forth herein all actions taken by the Borrower with respect to this Note and the Other Notes, including but not limited to Mandatory Conversion and Optional Redemption (as set forth in Article III), shall be made and taken pari passu with respect to this Note and the Other Notes.

1.5           Miscellaneous.   Interest on this Note shall be calculated on the basis of a 365-day year and the actual number of days elapsed.  Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim.  Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower’s Common Stock, no par value per share (“Common Stock”) as set forth below.

2.1.           Conversion into the Borrower’s Common Stock.

(a)           The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and, at the election of the Holder, accrued interest (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit B, Borrower shall issue and deliver to the Holder within five (5) business days after the Conversion Date (such fifth day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b)           Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be $0.05.

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower), or (F) despite the restriction contained in Section 9(y) of the subscription Agreement, if the Borrower violates such restriction and effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger)  (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.           Share Issuance.   So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in Section 12(a) and Schedule 12(a) of the Subscription Agreement), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  A reduction of the Conversion Price as a result of the previous sentence which occurs after a Recapitalization which is fully effectuated on or before November 1, 2010 shall be to an amount not less than the lesser of (i) 40% of the actual initial Conversion Price that would have been in effect but for the adjustment made in connection with the previous sentence without giving effect to the Recapitalization, or (ii) $0.10.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

(d)           When ever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly but not later than the third day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.  Failure to provide the foregoing notice is an Event of Default under this Note.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.3.           Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%.  The Holder shall have the authority to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

ARTICLE III

OPTIONAL REDEMPTION

3.1.           Mandatory Conversion.  Provided an Event of Default or an event which with the passage of time or giving of notice could become an Event of Default has not occurred, then, until the Maturity Date, the Borrower will have the one-time option by written notice to the Holder (“Notice of Mandatory Conversion”) of compelling the Holder to convert all or a portion of the outstanding and unpaid principal of the Note which shall be increased to 105% of the outstanding Principal Amount actually converted pursuant to this Section 3.1, into Common Stock at the Conversion Price, as adjusted, then in affect (“Mandatory Conversion”). The Notice of Mandatory Conversion, which notice must be given on the first business day following twenty (20) consecutive trading days (“Lookback Period”) during which the closing price for the Common Stock as reported by Bloomberg, LP for the Principal Market shall be equal to or greater than 500% of the Conversion Price, each such trading day and during which Lookback Period, the aggregate daily trading volume as reported by Bloomberg L.P. for the Principal Market is not less than $1,500,000 (“Trigger Conditions”). The date the Notice of Mandatory Conversion is given is the “Mandatory Conversion Date.” The Notice of Mandatory Conversion shall specify the aggregate principal amount of the Note which is subject to Mandatory Conversion.  The Borrower shall reduce the amount of Note principal subject to a Notice of Mandatory Conversion by the amount of Note Principal and interest for which the Holder had delivered a Notice of Conversion to the Borrower during the Lookback Period.  Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in this Note and in the Subscription Agreement.  A Notice of Mandatory Conversion may be given only in connection with an amount of Common Stock which would not cause the Holder to exceed the 4.99% (or if increased, 9.99%) beneficial ownership limitation set forth in Section 2.3 of this Note.  Failure by the Borrower to deliver the Common Stock issuable upon Mandatory Conversion on the Delivery Date will be a non-curable Event of Default.

3.2.           Optional Redemption.  Provided an Event of Default or an event which with the passage of time or the giving of notice would become an Event of Default has not occurred and the Trigger Conditions have occurred, then within ten (10) Business Days after the occurrence of the Trigger Conditions, the Borrower will have the option of prepaying the unpaid and unconverted Principal Amount then outstanding under this Note ("Optional Redemption"), in whole or in part in increments of not less than $500,000, or the entire outstanding balance if less than $500,000 in the aggregate on this Note, by paying to the Holder a sum of money equal to the Redemption Amount described below.  Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”).  The Redemption Amount shall equal 105% of the outstanding Principal Amount being redeemed together with all interest accrued on this Note and all other amounts payable hereunder or pursuant to the Transaction Documents.  The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be thirty (30) days after the date of the Notice of Redemption. A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount under this Note for which the Holder has a pending election to convert or for which a Conversion Notice is given prior to the Redemption Payment Date.  On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has previously exercised its rights pursuant to Section 2.1, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) at the Holder’s election, such Notice of Redemption will be null and void or Holder may enforce the Notice of Redemption, (ii) Borrower will not have the right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default.  A Notice of Redemption may be cancelled at the option of the Holder, if at any time during the Redemption Period an Event of Default, or an event which with the passage of time or giving of notice would become an Event of Default (whether or not such Event of Default has been cured), occurs.  A Notice of Redemption may not be given to Holder in connection with that amount of Principal Amount and interest which, if converted, would be in excess of the then applicable blocker amount set forth in Section 2.3.

3.3.           Fundamental Transaction.  Upon the occurrence of a Fundamental Transaction, then in addition to the Holder’s rights described in Section 2.1(c)(A), until twenty (20) business days after the Borrower notifies the Holder of the occurrence of the Fundamental Transaction, the Holder may elect to accelerate the Maturity Date as of the date of the Fundamental Transaction and receive payment for the then outstanding Principal Amount, and any other amount owed to the Holder pursuant to the Transaction Documents.

3.4.           Redemption.  This Note may not be prepaid, converted, redeemed or called by the Borrower without the consent of the Holder except as described in this Note.

ARTICLE IV

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

4.1           Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

4.2           Breach of Covenant.  The Borrower or any Subsidiary breaches any material covenant or other term or condition of the Subscription Agreement, Transaction Documents or this Note in any material respect and such breach, if subject to cure, continues for a period of seven (7) days.

4.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Documents, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

4.4           Liquidation.   Any dissolution, liquidation or winding up of Borrower or a Subsidiary or any substantial portion of their business.

4.5           Cessation of Operations.   Any cessation of operations by Borrower or a Subsidiary, or Borrower or a Subsidiary is unable to pay its debt as such debts become due.

4.6           Maintenance of Assets.   The failure by Borrower or any Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) without receipt of fair value by Borrower or Subsidiary.

4.7           Receiver or Trustee.  The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $100,000, unless paid, stayed, vacated, bonded or satisfied within forty-five (45) days.

4.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary.

4.10           Delisting.   Delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing on a Principal Market for a period of ten (10) consecutive trading days.

4.11           Non-Payment.   A default by the Borrower or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than sixty (60) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

4.12           Stop Trade.  An SEC or judicial stop trade order or Principal Market trading suspension with respect to the Common Stock which lasts for ten (10) or more consecutive trading days.

4.13           Failure to Deliver Common Stock or Replacement Note.  Borrower’s failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, Sections 7 and 11 of the Subscription Agreement, and the Warrant or, if required, a replacement Note following a partial conversion.

4.14           Reservation Default.   Failure by the Borrower to have reserved for issuance upon conversion of the Note or upon exercise of the Warrants issued in connection with the Subscription Agreement, the number of shares of Common Stock as required in the Subscription Agreement, this Note and the Warrants.

4.15           Financial Statement Restatement.  The restatement after the date hereof of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

4.16           Event Described in Subscription Agreement.  The occurrence of an Event of Default as described in the Subscription Agreement or any other Transaction Document that, if susceptible to cure, is not cured during any designated cure period or longer period described in this Article IV.

4.17           Executive Officers Breach of Duties.  Any of Borrower’s named executive officers or directors is convicted of a violation of securities laws, or a settlement in excess of $250,000 is reached by any such officer or director relating to a violation of securities laws, breach of fiduciary duties or self-dealing.

4.18           Notification Failure.   A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

4.19           Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

4.20           Change of Control.  The occurrence of a Change of Control (as described in Section 7.2 of the Subscription Agreement).

4.21           Material Adverse Effect.  The occurrence of one or more events having a Material Adverse Effect, provided for the purpose of this Section 4.21, Material Adverse Effect shall not apply to events associated with the normal risks applicable to oil and gas exploration, development and production, nor to changes in the market or regulatory environments in which Borrower operates.

4.22           Other Note Default.   The occurrence of an Event of Default under any Other Note.

ARTICLE V

MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: MegaWest Energy Corp., Suite 800, 926 5th Avenue SW, Calgary, Alberta, T2P 0N7, Attn: Kelly D. Kerr, Chief Financial Officer, facsimile: (403) 984-6343, with a copy to:  Macleod Dixon LLP, Suite 3700 400 3rd Ave. S.W., Calgary, AB, T2P 4H2, Attention: D. Richard Skeith, facsimile: (403) 264-5974, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note, with a copy by fax only to Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

5.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note.

5.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.9           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 30th day of July, 2010.

MEGAWEST ENERGY CORP.

By: ________________________________
Name: George T. Stapleton II
Title: Chief Executive Officer

WITNESS:

______________________________________

EXHIBIT A - FORM OF ALLONGE

ALLONGE NO. [___] TO CONVERTIBLE PROMISSORY
NOTE ISSUED JULY ___, 2010

This Allonge No. ___ to Convertible Promissory Note (“Allonge”) is made this ___ day of ___________, by MegaWest Energy Corp., a corporation continued under the Business Corporations Act (Alberta) (“Borrower”) to ________________________ (“Holder”).  Reference is hereby made to that certain Convertible Promissory Note issued by Borrower to Holder dated July ___, 2010 (“Note”).  Except as amended hereby, the terms of the Note remain as originally stated.

The Principal Amount as stated on the face of the Note shall be increased by $________ as of [the quarterly interest due date].  Interest on the increased portion of the Principal Amount shall accrue from [the quarterly interest due date].  The sum represents interest accrued on the outstanding Principal Amount of the Note at the annual rate of 12% from ____________ through ______________.

The amendment to the Principal Amount due and owing on the Note described herein notwithstanding, Lender does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Note through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable.

IN WITNESS WHEREOF, this Allonge is executed as of the date written above.

MEGAWEST ENERGY CORP.

By: ____________________________________
Name:
Title:

EXHIBIT B - NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by MEGAWEST ENERGY CORP. on July ___, 2010 into Shares of Common Stock of MEGAWEST ENERGY CORP. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of MEGAWEST ENERGY CORP.

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________

EXHIBIT B TO SUBSCRIPTION AGREEMENT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase __________ shares of Common Stock of MegaWest Energy Corp. (subject to adjustment as provided herein)

SERIES C COMMON STOCK PURCHASE WARRANT

No. 2010-C-001	Issue Date: July 30, 2010

MEGAWEST ENERGY CORP., a corporation continued under the Business Corporations Act (Alberta) (the “Company”), hereby certifies that, for value received, IROQUOIS CAPITAL OPPORTUNITY FUND LP, maintaining an address at 641 Lexington Avenue, 26th Floor, New York, NY 10022, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on three years after the Issue Date (the “Expiration Date”), up to ___________ fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.05.  The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.”  The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.  The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated as of July 30, 2010, entered into by the Company, the Holder and the other signatories thereto.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(A)           The term “Company” shall mean MegaWest Energy Corp., a corporation continued under the Business Corporations Act (Alberta), and any corporation which shall succeed or assume the obligations of MegaWest Energy Corp. hereunder.

(B)           The term “Common Stock” includes (i) the Company's Common Stock, no par value per share, as authorized on the date of the Subscription Agreement, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(C)           For purposes of this Warrant, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)           If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the American Stock Exchange, LLC, then the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Determination Date;

(b)           If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the American Stock Exchange, Inc., but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, then the average of the closing bid and ask prices reported for the five (5) Trading Days immediately prior to (but not including) the Determination Date;

(c)           Except as provided in clause (d) below and Section 3.1, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)           If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

(D)           The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(E)           The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1.           Exercise of Warrant.

1.1.           Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 or upon exercise of this Warrant in part in accordance with Section 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4 below and Section 12(b) of the Subscription Agreement.

1.2.           Full Exercise.  This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.           Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect.  On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4.           Automatic Exercise.   In the event this Warrant is exercisable pursuant to the provisions of Section 2 hereof on a cashless basis as of the close of the last trading day on or before the Expiration Date, then this Warrant, to the extent not previously unexercised and subject to the limitation in Section 10 of this Warrant shall be deemed to have been automatically exercised without the requirement of any notice or delivery of the Subscription Form, pursuant to the terms of Section 2.  Such Expiration Date will be deemed the exercise date for purposes of determining the Warrant Share Delivery Date and similar terms hereof.

1.5.           Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6.           Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the full purchase price listed in the Subscription Form is received as specified in Section 1.2, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.  The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

1.7.           Buy-In.   In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant after the Warrant Share Delivery Date and the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

2.           Exercise.

(a)           Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.  Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below, only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the Holder.

(b)           Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 12, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

	X=	Y (A-B)
A

Where	X=	the number of shares of Common Stock to be issued to the Holder

	Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

	A=	Fair Market Value

	B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

Provided that the Company is initially listed for trading on the TSX Venture Exchange on or before November 1, 2010 and for so long as the Company continues such listing, then payment upon exercise of this Warrant must be made in the manner set forth in Section 2.(a)(1).

3.           Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.           Fundamental Transaction.  If, at any time while this Warrant is outstanding, (A) the Company  effects any merger or  consolidation  of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental  Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

3.2.           Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.

3.3           Share Issuance.  Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price then in effect at the time of such issuance then, and thereafter successively upon each such issuance, the Purchase Price shall be reduced to such other lower price for then outstanding Warrants.  A reduction of the Purchase Price as a result of the previous sentence which occurs after the Recapitalization which is fully effectuated on or before November 1, 2010 shall be to an amount not less than the lesser of (i) 40% of the actual initial Purchase Price that would have been in effect but for the adjustment made in connection with the previous sentence without giving effect to the Recapitalization, or (ii) $0.10.  For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Purchase Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon any actual, permitted, optional, or allowed issuance.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  The reduction of the Purchase Price described in this Section 3.3 is in addition to the other rights of the Holder described in the Subscription Agreement.  Upon any reduction of the Purchase Price, the number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3.3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3.3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

4.           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5.           Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 10 hereof).

6.           Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.   The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.  This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7.           Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.           Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%.  The Holder shall have the authority to determine whether the restriction contained in this Section 9 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage to up to 9.99%, but not in excess of 9.99%.  The Holder may decide whether to convert a Convertible Note or exercise this Warrant to achieve an actual 4.99% or up to 9.99% ownership position as described above, but not in excess of 9.99%.

10.           Warrant Agent.  The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11.           Transfer on the Company's Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  if to the Company, to: MegaWest Energy Corp., Suite 800, 926 5th Avenue SW, Calgary, Alberta, T2P 0N7, Attn: Kelly D. Kerr, Chief Financial Officer, facsimile: (403) 984-6343, with a copy to:  Macleod Dixon LLP, Suite 3700 400 3rd Ave. S.W., Calgary, AB, T2P 4H2, Attention: D. Richard Skeith, facsimile: (403) 264-5974, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant, with a copy by fax only to: Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

13.           Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

MEGAWEST ENERGY CORP. By: ____________________________________________________ Name: George T. Stapleton II Title: Chief Executive Officer

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)
TO:  MEGAWEST ENERGY CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___________), hereby irrevocably elects to purchase (check applicable box):

___           ________ shares of the Common Stock covered by such Warrant; or

___	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___           $__________ in lawful money of the United States; and/or

___
the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___
the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered pursuant to the DTC instructions below or to __________________________________________ whose address is ________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

DTC Instructions: ____________________________________________________________________
___________________________________________________________________________________
___________________________________________________________________________________

Dated:___________________
_____________________________________________________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

_____________________________________________________________________
_____________________________________________________________________
(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of MEGAWEST ENERGY CORP. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of MEGAWEST ENERGY CORP. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated:  __________________, _______

Signed in the presence of:

______________________________________________________________________________
(Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

______________________________________________________________________________
(Name)

______________________________________________________________________________
(Signature must conform to name of holder as specified on the face of the warrant)

______________________________________________________________________________
______________________________________________________________________________
(address)

______________________________________________________________________________
______________________________________________________________________________
(address)

EXHIBIT C TO SUBSCRIPTION AGREEMENT

ESCROW AGREEMENT

This Agreement is dated as of the 30th day of July, 2010 among MegaWest Energy Corp., a corporation continued under the Business Corporations Act (Alberta) (the "Company"), the subscribers listed on Schedule 1 hereto (“Subscribers”), and Grushko & Mittman, P.C. (the "Escrow Agent"):

W I T N E S S E T H:

WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscribers of  secured Convertible Notes and common stock purchase Warrants for an aggregate purchase price of $2,500,000; and

           WHEREAS, the parties hereto require the Company to deliver the Notes and Warrants against payment therefor, with such Notes, Warrants and the Escrowed Funds to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

           1.1.           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

•    "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

•           “Closing Date” shall have the meaning set forth in Section 1 of the Subscription Agreement;

•           “Company Certificate” shall mean a certificate signed by the chief executive officer of the Company that all of the conditions necessary for the Exchange and the Working Interest Conversion shall have been satisfied and the Exchange and Working Interest Conversion will have been effected contemporaneously with the Closing;

•           "Escrowed Payment" means an aggregate cash payment of $2,500,000 which is the Purchase Price;

•           “Exchange” shall have the meaning set forth in Section 1 of the Subscription Agreement;

•            “Legal Opinion” means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

•    “Note” shall have the meaning set forth in the second recital to the Subscription Agreement;

•    “Security Interest Documents” means each of the documents and agreements set forth on Schedule 3 to the Subscription Agreement signed and executed, as indicated thereon, by or on behalf of the Company and Subsidiaries;

•           “Subscriber Legal Fees” shall have the meaning set forth in Section 7(b) of the Subscription Agreement;

•           "Subscription Agreement" means the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and Subscribers in reference to the sale and purchase of the Notes and Warrants;

•           “Subsidiary Guaranty” shall have the meaning set forth in Section 3 of the Subscription Agreement;

•            “Warrants” shall have the meaning set forth in Section 2(b) of the Subscription Agreement in the amount calculated pursuant to Section 2(b) of the Subscription Agreement;

•           Collectively, Company Certificate, Notes, Security Interest Documents, Subsidiary Guaranty, Legal Opinion, the executed Subscription Agreement, Warrants and Subscriber Legal Fees are referred to as "Company Documents"; and

•    Collectively, the Subscribers executed Subscription Agreements and corresponding amounts of the Purchase Price are referred to as "Subscriber Documents".

1.2.           Entire Agreement.  This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

1.3.           Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.           Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5.           Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7.           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and Subscribers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.           Company Deliveries.  On or before the Closing Date, the Company shall deliver the Company Documents to the Escrow Agent, except that the Security Interest Documents will be delivered to Terry I. Cross, Esq., McClure & Cross LLP, 4849 Greenville Ave., Suite 230, Dallas, Texas 75206, Fax: (214) 736-8746, Email:  terry.cross@mcclurecross.com (“McClure & Cross LLP”).  The Escrow Agent may rely on a statement delivered by such attorneys that it is in possession of the Security Interest Documents.  Anthing to the contrary notwithstanding in any Transaction Documents, Iroquois Capital Opportunity Fund, L.P. (“ICO”) may waive on behalf of all Subscribers the delivery by the Company of any Company Document until after the Closing Date.

          2.2.           Subscriber Deliveries.  On or before the Closing Date, Subscribers shall deliver to the Escrow Agent the Purchase Price and the executed Subscription Agreements.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 45208884

2.3.           Intention to Create Escrow Over Company Documents and Subscriber Documents.  The Subscribers and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4.           Escrow Agent to Deliver Company Documents and Subscriber Documents.  The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

    (a)           On the Closing Date, subject to Section 3.1(b), the Escrow Agent will simultaneously release the Company Documents to the Subscribers and release the Subscriber Documents to the Company, except that: (i) the Security Interest Documents shall be released to and by McClure & Cross LLP, for the benefit of Subscribers, and (ii) Subscriber Legal Fees will be released directly to the Subscriber’s attorneys.

(b)           On the Closing Date, not more than $1,800,000 will be released pursuant to Section 3.1(a).  The balance of the Escrowed Payment will be retained in escrow by the Escrow Agent pursuant to this Agreement in an interest bearing account and released to the Company or on the Company’s behalf not more frequently than one time each thirty days.  A request for release must be made in writing to the Escrow Agent and ICO.  The request must include a copy of unanimously adopted resolutions of the board of directors of the Company certified by the secretary of the Company and the Company’s chief financial officer that (i) the Company is requesting a release of funds and the details thereof including the amount, uses and wire delivery instructions, (ii) that such intended uses are in conformity in all material respects with the use of proceeds set forth on Schedule 9(e) to the Subscription Agreement, including the timing of such use of proceeds, and (iii) an Event of Default, or an event that with the giving notice or the passage of time could become an Event of Default, has not occurred.  ICO, in its absolute discretion, may demand that all payments made with Escrowed Payment funds be made by the Escrow Agent directly to the ultimate intended recipient of such funds and not released directly to the Company for subsequent disbursement to the ultimate intended recipient.  The Escrow Agent may not release any funds pursuant to this Section 3.1(b) if an objection to such release has been made by ICO.  Deviations from Schedule 9(e) to the Subscription Agreement may be made subject to the written approval of ICO.  Unless postponed by the Company and ICO, any funds retained in escrow on the one year anniversary of the Closing Date will be released to Subscribers requesting such release in proportion to the relative amount of Note principal held by all Subscribers as of such one year anniversary.  Upon release to the Subscribers, such sums shall be applied against amounts outstanding on the Notes in the order set forth in the Notes.  The Escrow Agent may request any written representations, certifications and documents in Escrow Agent’s absolute discretion before releasing any funds from escrow.

(c)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscribers, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

   (d)           Anything herein to the contrary notwithstanding, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party hereto presenting the Court Order to the Escrow Agent (which opinion shall be subject to the Escrow Agent’s approval in the Escrow Agent’s absolute discretion) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.           If a Closing does not take place on or before July 30, 2010, the Escrow Agent will promptly return the applicable Company Documents to the Company and return the Subscriber Documents to the Subscriber.

3.3.           Acknowledgement of Company and Subscriber; Disputes.  The Company and the Subscribers acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement.  The Company and the Subscribers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents.  Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscribers.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a)           The Subscribers and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscribers or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

       (b)           The Subscribers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  The Subscribers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Subscribers and Company under this Agreement and to no other person.

(c)           The Subscribers and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscribers and the Company.  Prior to the effective date of the resignation as specified in such notice, the Subscribers and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscribers and Company.  If no successor Escrow Agent is named by the Subscribers and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

(e)           Other than in connection with the Subscriber Legal Fees, the Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                          (g)           The Escrow Agent shall be permitted to act as counsel for the Subscribers in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscribers and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

(h)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.           Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                      (a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscribers and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscribers and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                      (b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscribers and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1.           Termination.  This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscribers and Company.

5.2.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Company, to:

MegaWest Energy Corp.
Suite 800, 926 5th Avenue SW
Calgary, Alberta, T2P 0N7
Attn: Kelly D. Kerr, Chief Financial Officer
Fax: (403) 984-6343

With a copy to:

Macleod Dixon LLP
Suite 3700 400 3rd Ave. S.W.
Calgary, AB, T2P 4H2
Attn: D. Richard Skeith, Esq.
Fax: (403) 264-5974

(b)           If to the Subscribers: to the addresses set forth on Schedule 1

With a copy by facsimile only to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: 212-697-3575

(c)	If to ICO, to:

Iroquois Capital Opportunity Fund LP
641 Lexington Avenue, 26th Floor
New York, NY 10022
Attn: Mitchell Kulick, Esq.
Fax: (212) 207-3452

(d)           If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.           Interest.  Commencing on or before ten days after the Closing Date, any portion of the Escrowed Payment still held pursuant to this Agreement will be held in an interest bearing account.  Prior to such date, the Escrowed Payment may be held in a non-interest bearing account.  Interest, if any, that accrues on the Escrowed Payment will be paid to the Company promptly after release from escrow of the entire Escrowed Payment.  For tax reporting purposes, the Company shall provide either a Form W-8BEN or a taxpayer ID number which will be provided to the bank at which the Escrowed Payment is deposited.  If for any reason interest is not payable to the Company or any Subscriber, the Escrow Agent may deliver such unpaid interest to the New York State Client Protection Fund.  The Company and Subscribers agree to provide to the Escrow Agent all forms, documents and information reasonably requested by Escrow Agent in order to comply with all applicable laws, rules and regulations.  The Company acknowledges that the interest rate that may apply to the Escrowed Payment may be less than 1% per year.

5.4.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.  There are no third party beneficiaries under this Agreement and no person has any rights under this agreement other than the parties hereto.

5.5.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.           Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

“COMPANY”
MEGAWEST ENERGY CORP.
an Alberta corporation

By: _____________________________________

Its: _____________________________________

ESCROW AGENT:

GRUSHKO & MITTMAN, P.C.

By: _____________________________________
       Name:

OMNIBUS INVESTOR SIGNATURE PAGE TO

MEGAWEST ENERGY CORP.

ESCROW AGREEMENT

The undersigned, in its capacity as an Investor, hereby executes and delivers the Escrow Agreement to which this signature page is attached and agrees to be bound by the Escrow Agreement on the date set forth on the first page of the Escrow Agreement.  This counterpart signature page, together with all counterparts of the Escrow Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Escrow Agreement.

_______________________________________ [Print Name of Investor]	Purchase Price and Principal Amount of Note: $_____________________

___________________________________________ [Signature]	Series C Warrants: ______________________

Name: _____________________________________

Title: ______________________________________

Address:
_________________________________________

_________________________________________

_________________________________________

Fax No.: ______________________________________

Email: _______________________________________

Taxpayer ID# (if applicable): ______________________

SCHEDULE D TO SUBSCRIPTION AGREEMENT

EXCHANGE AGREEMENT FILED SEPERATELY

EXHIBIT E TO SUNSCRIPTION AGREEMENT

SUBSIDIARY GUARANTY
1.           Identification.

This Guaranty (the “Guaranty”), dated as of July 30, 2010, is entered into by MegaWest Energy Corp., an Alberta corporation (“Guarantor”), for the benefit of the Trustee identified below and the parties identified on Schedule A hereto (each a “Lender” and collectively, the “Lenders”).

2.           Recitals.

2.1           Guarantor is a direct or indirect subsidiary of MegaWest Energy Corp., a corporation continued under the Business Corporations Act of Alberta (“Parent”).  The Lenders have made and/or are making loans to Parent (the “Loans”).  Guarantor will obtain substantial benefit from the proceeds of the Loans.

2.2           The Loans are and will be evidenced by certain secured promissory Notes (collectively, “Note” or “Notes”) issued by Parent on, about or after the date of this Guaranty pursuant to subscription agreements dated at or about the date hereof (“Subscription Agreements”).  The Notes are further described on Schedule A hereto and were and or will be executed by Parent as “Borrower” for the benefit of each Lender as the “Holder” thereof.

2.3           In consideration of the Loans made and to be made by Lenders to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes, Transaction Documents and Security Interest Documents (collectively, the “Obligations”), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

2.4           The Lenders have appointed MPOWB Trustee Services, LLC, a Missouri limited liability company, as Trustee pursuant to that certain Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated at or about the date of this Agreement, among Parent, Lenders, Guarantor and Trustee.

3.           Guaranty.

3.1           Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other Guarantor of the Obligations, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by Parent being the “Guaranteed Obligations”), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Trustee and the Lenders in enforcing any rights under the guaranty set forth herein.  Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to Trustee and the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

3.2           Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Trustee or the Lenders with respect thereto.  The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Parent or any other Guarantor or whether Parent or any other Guarantor is joined in any such action or actions.  The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

any lack of validity of the Notes or any agreement or instrument relating thereto;
any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or otherwise;
any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Parent; or

(e)  any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Trustee or  the Lenders that might otherwise constitute a defense available to, or a discharge of, Parent or any other Guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Trustee, the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of the Parent or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3           Waiver.  Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Trustee or the Lenders exhaust any right or take any action against any Borrower or any other person or entity or any Collateral.  Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits.  Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

3.4       Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Guaranteed Obligations , (b) be binding upon Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Trustee or Lender herein or otherwise.

3.5          Subrogation.  Guarantor will not exercise any rights that it may now or hereafter acquire against the Trustee or any Lender or other Guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Trustee or any Lender or other Guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

3.6     Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’ liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lenders from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

4.           Miscellaneous.

4.1           Expenses.  Guarantor shall pay to the Lenders, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys’ fees, reasonable legal expenses and reasonable brokers’ fees, which the Lenders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lenders hereunder or with respect to any or all of the Obligations.

4.2           Waivers, Amendment and Remedies.  No course of dealing by the Lenders and no failure by the Lenders to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lenders.  No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Guarantor and the Majority in Interest (as such term is defined in the Security Agreement) of the Lender or Lenders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of the Lenders, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lenders from time to time in such order as the Lenders may elect.

4.3           Notices.    All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below if delivered on a business day during normal business hours, or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

To Guarantor, to:	c/o MegaWest Energy Corp.
Suite 800, 926 5th Avenue SW
Calgary, Alberta, T2P 0N7
Attn: Kelly D. Kerr, Chief Financial Officer
Fax: (403) 984-6343

With a copy to:	Macleod Dixon LLP
Suite 3700 400 3rd Ave. S.W.
Calgary, AB, T2P 4H2
Attn: D. Richard Skeith, Esq.
Fax: (403) 264-5974

To Lenders:	To the addresses and telecopier numbers set
Forth on Schedule A

To the Trustee:	MPOWB Trustee Services, LLC
6900 College Blvd., Suite 700
Overland Park, KS 66211
Fax: (913) 491-3341

If to Guarantor, Lender or
Trustee, with a copy by telecopier only to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

4.4           Term; Binding Effect.  This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Guaranteed Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lenders and their respective successors and assigns.  All the rights and benefits granted by Guarantor to the Trustee and Lenders hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Trustee and Lenders.  Upon the payment in full of the Obligations, (i) this Guaranty shall terminate and (ii) the Lenders will, upon Guarantor’ request and at Guarantor’ expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

4.5           Captions.  The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6           Governing Law; Venue; Severability.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law.  Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.  This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lenders, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Lenders and Guarantor are parties or which Guarantor delivered to Lenders, which may be convenient or necessary to determine Lenders’ rights hereunder or Guarantor’ obligations to Lenders are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Each Guarantor irrevocably appoints Parent its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon each such Guarantor with the same force and validity as if served upon such Guarantor.

4.7           Satisfaction of Obligations.  For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations have been indefeasibly paid pursuant to the terms of the Notes and the Subscription Agreements.

4.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

“GUARANTOR”
MEGAWEST ENERGY CORP.

By:	__________________________________________________________
Name: George T. Stapleton
Title: Chief Executive Officer

SCHEDULE A TO GUARANTY

LENDERS	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	SERIES C WARRANTS

TOTAL

SCHEDULE 1 TO SUBSCRIPTION AGREEMENT

INVESTORS	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	SERIES C WARRANTS

TOTAL

SCHEDULE 3 TO EXCHANGE AGREEMENT
SECURITY INTEREST DOCUMENTS

AMENDED AND RESTATED DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this “Mortgage”) from MEGAWEST ENERGY MISSOURI CORP., for the benefit of MEGA PARTNERS 2 LLC

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this “Mortgage”) from MEGAWEST ENERGY MISSOURI CORP., for the benefit of IROQUOIS CAPITAL OPPORTUNITY FUND LP, as agent (second lien)

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this “Mortgage”) from MEGAWEST ENERGY MISSOURI CORP., for the benefit of IROQUOIS CAPITAL OPPORTUNITY FUND LP, as agent (third lien)

STIPULATION AND CROSS-CONVEYANCE OF INTERESTS between Mega Partners 1, LLC and MegaWest Energy Missouri Corp.

Clarification and Ratification to Operating Agreement ("Second Amendment") by and between MegaWest Energy Missouri Corp. and Mega Partners 1, LLC

SCHEDULE 5(a) TO SUBSCRIPTION AGREEMENT

LIST OF SUBSIDIARIES

Subsidiary Name	Jurisdiction of Incorporation, and Incorporation / Acquisition Date, (whichever is later)	Nature of Business	Percentage owned or controlled by MegaWest
Mega West Energy (USA) Corp.	January 9, 2007, Nevada USA	Holding Company	100%
Mega West Energy Kentucky Corp. (formerly Kentucky Reserves, LLC)	June 5, 2007, Delaware USA	Exploration and Development of oil and gas	100%
Mega West Energy Missouri Corp. (formerly Deerfield Energy LLC)	April 5, 2007, Delaware USA	Exploration and Development of oil and gas	100%
Mega West Energy Kansas Corp. (formerly Deerfield Energy Kansas Corp.)	April 5, 2007, Delaware, USA	Exploration and Development of oil and gas	100%
Mega West Energy Texas Corp. (formerly Trinity Sands Energy LLC)	April 25, 2007, Delaware, USA	Exploration and Development of oil and gas	100%
Mega West Energy Montana Corp.	October 19, 2007, Delaware, USA	Exploration and Development of oil and gas	100%

SCHEDULE 5(d) TO SUBSCRIPTION AGREEMENT

CAPITALIZATION AND ADDITIONAL ISSUANCES

The authorized capital of the Company consists of unlimited common shares without par value and 100,000,000 preferred shares without par value.

(a)         Common Shares

	Number of
	Common Shares	Amount
Outstanding, April 30, 2009	133,244,472	$83,597,427
Shares issued for services	45,000	8,048
Outstanding, January 31, 2010	133,289,472	$83,605,475

(b)	Preferred Shares, Warrants and Options

SCHEDULE 5(q) TO SUBSCRIPTION AGREEMENT

BANKING

Investment Accounts	Account Number	Address
BMO Nesbitt Burns - $C BMO Nesbitt Burns - $US	710-33082-14 710-33082-14	1600, 425 1st Street SW, Calgary AB T2P 3L8 1600, 425 1st Street SW, Calgary AB T2P 3L8

Business Accounts
Amegy Bank of Texas - $US Amegy Bank of Texas - $US	003700852 030073164	P.O. Box 274459, Houston, TX 77227-7459 P.O. Box 274459, Houston, TX 77227-7459

BMO Bank of Montreal - $C BMO Bank of Montreal - $US	0646 4602-815 0646 1302-033	101 Crowfoot Way NW, Calgary AB T3G 2R2 101 Crowfoot Way NW, Calgary AB T3G 2R2

SCHEDULE 5(s) TO SUBSCRIPTION AGREEMENT
AUDITORS

KPMG LLP
205 - 5th Avenue SW
Calgary, AB T2P 4B9
Canada

Attention:	Philip J. Scherman, Partner, Energy and Audit

Email:	pscherman@kpmg.ca

Telephone:	(403) 691-8001
Fax:	(403) 691-8008

SCHEDULE 5(x) TO SUBSCRIPTION AGREEMENT

TRANSFER AGENT

Computershare
510 Burrard Street, 2nd Floor
Vancouver, BC V6C 3B9
Canada

Attention: Peter Franchi, Relationship Manager

Email:           Peter.Franchi@computershare.com

Telephone:	(604) 661-9427
Fax:	(604) 664-9401

SCHEDULE 9(l) TO SUBSCRIPTION AGREEMENT

INTELLECTUAL PROPERTY

Not Applicable - None

SCHEDULE 9(q) TO SUBSCRIPTION AGREEMENT

REGISTRABLE STOCK OPTIONS

Date of Grant	Option Holder	Number of Options	Expiry Date	Exercise Price

Directors

2007-Jan-08	Stapleton, George	1,000,000	2011-Jan-08	$0.50
2009-Nov-26	Stapleton, George	300,000	2012-Nov-26	$0.15

2006-Dec-20	Thornton, Bill	500,000	2011-Dec-20	$0.10
2009-Nov-26	Thornton, Bill	300,000	2012-Nov-26	$0.15

2007-Jan-08	Orr, George	1,000,000	2011-Jan-08	$0.50
2009-Nov-26	Orr, George	300,000	2012-Nov-26	$0.15

2007-Feb-20	Evans, Brian	500,000	2012-Feb-20	$1.00
2009-Nov-26	Evans, Brian	300,000	2012-Nov-26	$0.15

2008-Jul-17	McCrank, Neil	500,000	2012-Jul-17	$0.45
2009-Nov-26	McCrank, Neil	300,000	2012-Nov-26	$0.15

2009-Nov-26	Zeidman, Fred	500,000	2012-Nov-26	$0.15
		5,500,000
Officers

2007-Jan-08	Thornton, Bill	1,000,000	2011-Jan-08	$0.50
2009-Nov-26	Thornton, Bill	100,000	2012-Nov-26	$0.15
2008-Nov-03	Sampson, Wayne	600,000	2011-Nov-01	$0.15
2009-Nov-26	Sampson, Wayne	300,000	2012-Nov-26	$0.15

2008-Nov-03	McCarron, Pat	600,000	2011-Nov-01	$0.15
2009-Nov-26	McCarron, Pat	300,000	2012-Nov-26	$0.15

2009-Oct-13	Kerr, Kelly	600,000	2012-Oct-13	$0.10
		3,500,000
Employees

2008-Nov-03	Naghiyev, Farid	250,000	2011-Nov-01	$0.15
2009-Nov-26	Naghiyev, Farid	125,000	2012-Nov-26	$0.15

2007-Jan-08	Beal, Jessica	85,000	2011-Jan-08	$0.50
2009-Nov-26	Beal, Jessica	165,000	2012-Nov-26	$0.15

Date of Grant	Option Holder	Number of Options	Expiry Date	Exercise Price
2008-Nov-03	Eldson, Mike	85,000	2011-Nov-01	$0.15
2009-Nov-26	Eldson, Mike	85,000	2012-Nov-26	$0.15

2008-Nov-03	Long, Jim	180,000	2011-Nov-01	$0.15
2009-Nov-26	Long, Jim	90,000	2012-Nov-26	$0.15

2008-Nov-03	Convirs, D	8,000	2011-Nov-01	$0.15
2009-Nov-26	Convirs, D	77,000	2012-Nov-26	$0.15

2010-Jan-11	Poythress, Eric	50,000	2014-Jan-11	$0.18

2008-May-26	McGill, T	1,500	2012-May-26	$0.62
2009-Nov-26	McGill, T	10,000	2012-Nov-26	$0.15

2008-Nov-03	Freeman, B	6,500	2011-Nov-01	$0.15
2009-Nov-26	Freeman, B	10,000	2012-Nov-26	$0.15

2009-Nov-26	Ketterman, Mike	10,000	2012-Nov-26	$0.15

2009-Nov-26	Lewis, Nathan	10,000	2012-Nov-26	$0.15

2009-Nov-26	Mankey, Daniel	10,000	2012-Nov-26	$0.15

2009-Nov-26	Weber, Ed	10,000	2012-Nov-26	$0.15

2009-Nov-26	Hames, Joe	10,000	2012-Nov-26	$0.15

2009-Nov-26	Hagerman, George	10,000	2012-Nov-26	$0.15

2009-Nov-26	Ponte, Alban	10,000	2012-Nov-26	$0.15
		1,298,000
Consultants

2008-Nov-03	Opel-Bury, Darcy	250,000	2011-Nov-01	$0.15
2009-Nov-26	Opel-Bury, Darcy	100,000	2012-Nov-26	$0.15

2010-Jan-21	Tronsgard, Randy	50,000	2011-Apr-30	$0.17
		400,000
Total Options		10,698,000